UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the registrant ☒
Filed by a party other than the registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12

Take-Two Interactive Software, Inc.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

THE DATE AND TIME OF THE ANNUAL MEETING HAS CHANGED.
PLEASE NOTE THE NEW DATE AND TIME BELOW.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
622 Broadway
New York, New York 10012
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, MARCH 29, 2007
____________________

To the Stockholders of TAKE-TWO INTERACTIVE SOFTWARE, INC.:

NOTICE IS HEREBY GIVEN that the date and time of the Annual Meeting ("Annual Meeting") of Stockholders of Take-Two Interactive Software, Inc. (the "Company") has been changed to, and will be held on, Thursday, March 29, 2007, at 4:00 P.M. local time at the Hotel Gansevoort, 18 9th Avenue, New York, New York 10014 for the following purposes:

1.  To elect six (6) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.  To consider and vote on a proposal to amend the Company’s Incentive Stock Plan to increase the number of shares of Common Stock reserved for issuance under the Plan by 2,000,000 shares;

3.  To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for its fiscal year ending October 31, 2007;

4.  To consider and vote on a shareholder proposal requesting that the Board’s Compensation Committee, when setting executive compensation, include social responsibility as well as corporate governance financial criteria in the evaluation; if properly presented at the Annual Meeting; and

5.  To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on February 26, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors, Daniel P. Emerson Associate General Counsel and Secretary

March 19, 2007